UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

                          Filed by the Registrant [ ]
                Filed by a Party other than the Registrant [x]

Check the appropriate box:
[x]     Preliminary Proxy Statement
[  ]    Confidential, for use of the Commission Only as permitted by Rule 14a-
	  6(e)(2)
[  ]    Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to (ss.) 240.14a-11(c) or (ss.) 240.14a-12

                                The Stephan Co.
               (Name of Registrant as Specified In Its Charter)

                             Merlin Partners, L.P.
    (For further information contact: Phillip Goldstein, 60 Heritage Drive,
                                Plesantville,
                NY 10570, 914-747-5262-Phone, 914-747-5258-Fax)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

              Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   (1)  Title of each class of securities to which transaction applies:
   (2)  Aggregate number of securities to which transaction applies:
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   (4)  Proposed maximum aggregate value of transaction:
   (5)  Total fee paid:
[ ]    Fee paid previously with preliminary materials.
[ ]    Check  box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount Previously Paid:
   (1)  Form, Schedule or Registration Statement No.:
   (2)  Filing Party:
   (3)  Date Filed:

 PROXY STATEMENT IN OPPOSITION TO THE BOARD OF DIRECTORS OF THE STEPHAN CO. BY
                            MERLIN PARTNERS, L. P.

       ANNUAL MEETING OF SHAREHOLDERS (TO BE HELD ON -----------, 2004)

Merlin Partners, L.P., a shareholder of The Stephan Co. ("Stephan"), is sending this proxy statement and the enclosed GREEN proxy card to shareholders of record on ------- 2004 (the "Record Date"). We are soliciting a proxy to vote your shares at the 2004 Annual Meeting of Shareholders of Stephan (the "Meeting") and at any and all adjournments or postponements of the Meeting. Please refer to Stephan's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of directors and approval of a proposed "Going Private" transaction.

This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders of Stephan on or about ------------, 2004.

                                 INTRODUCTION

There are three matters that Stephan has scheduled to be voted upon at the
Meeting:

   1. The approval and adoption of a "Going Private" Transaction via a merger by and among Eastchester Enterprises, Inc., Gunhill Enterprises, Inc. and Stephan.

   2.  The election of six persons to serve as directors.

   3.  Approval of the independent auditors.

In addition, we intend to submit the following proposal at the Meeting:

   4. No extraordinary disbursements shall be made before the board of directors elected at the Meeting has met.

With respect to these matters, we are soliciting a proxy to vote your shares AGAINST Proposal 1, FOR the election of our five nominees and one of the board's nominees, Frank F. Ferola (Stephan's Chief Executive Officer, President and Chairman of the Board), FOR Proposal 3, and FOR Proposal 4.


HOW PROXIES WILL BE VOTED

All of the proposals scheduled by Stephan to be voted upon at the Meeting are included on the enclosed GREEN proxy card in addition to Proposal 4 which we intend to submit for a vote at the Meeting. If you wish to vote FOR the election of our nominees and/or on any other matters to be considered at the Meeting, you may do so by completing and returning a GREEN proxy card.

If you return a GREEN proxy card to us or to our agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted AGAINST Proposal 1, FOR the election of our five nominees and Frank F. Ferola, Stephan's Chief Executive Officer, President and Chairman of the Board, and FOR Proposals 3 and 4. If you return a GREEN proxy card, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting. Please refer to Stephan's proxy soliciting material for additional information concerning adjourning the Meeting. We do not intend to propose an adjournment. If an adjournment of the Meeting is proposed, we will vote for or against such adjournment in our discretion.

VOTING REQUIREMENTS

The presence in person or by proxy of at least a majority of Stephan's outstanding shares shall constitute a quorum at the Meeting. Proposal 1 requires the affirmative vote of a majority of Stephan's outstanding shares for approval. Proposal 2 requires the affirmative vote of a plurality of votes cast at the Meeting for approval. Proposals 3 and 4 each require the affirmative vote of a majority of votes cast at the Meeting for approval.

REVOCATION OF PROXIES

You may revoke any proxy prior to its exercise by (i) delivering a written revocation of your proxy at the meeting; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.

INFORMATION CONCERNING THE SOLICITING SHAREHOLDER

Merlin Partners, L.P., the soliciting shareholder, is a private investment partnership. Ancora Advisors LLC is the General Partner of Merlin Partners, L.P. Richard Barone controls Ancora Advisors and is the portfolio manager of Merlin Partners. Additional information about these entities and other affiliates of Mr. Barone are contained in his Schedule 13D filings made on July 22, 2004 and August 16, 2004 at http://www.sec.gov/. The address of Merlin Partners, Ancora Advisors and Mr. Barone is One Chagrin Highlands, 2000 Auburn
Drive, Suite 430, Cleveland, OH   44122

As of ------------, 2004, Merlin Partners owned --------- shares of Stephan. In addition, Mr. Barone and affiliates of Mr. Barone are deemed to be the beneficial owners of ------------- shares of Stephan owned by Mr. Barone's clients (including Merlin Partners). All of Mr. Barone's and Merlin Partners' shares have been purchased since ------------------. There have been no sales.




                         REASONS FOR THE SOLICITATION

We do not believe the proposed going private transaction is fair to shareholders. We also believe that the primary reason that superior offers for Stephan have not materialized from potential acquirers is an excessive severance provision of the employment agreement of Frank F. Ferola, Stephan's Chief Executive Officer. Finally, we believe that in order to maximize shareholder value, it is necessary that Stephan have a board of directors that is more independent than the current board.

If elected, our nominees will explore alternatives to enhance shareholder value, including, but not limited to (i) payment of a sizable cash distribution to shareholders; (ii) increasing the quarterly dividend rate, (iii) repurchasing Stephan's common stock in the open market; (iv) conducting a self-tender offer; (v) analyzing all strategic options, including retaining the status quo, the sale of certain real estate assets and/or brands, or a sale of the Company and consolidation of operations; and (vi) renegotiation of certain management contracts on more favorable terms for Stephan.

        PROPOSAL 1: TO APPROVE THE PROPOSED "GOING PRIVATE" TRANSACTION

Management has serious conflicts of interest with respect to the proposed transaction. We believe these conflicts have resulted in a proposed transaction that is not in the best interest of Stephan's shareholders. If the merger is adopted, shareholders will receive only $4.60 per share, which is far below Stephan's book value of roughly $8.50 and far below the price that we think shareholders could receive an arm's length transaction if an acquirer did not have to contend with Mr. Ferola's large severance package. Please refer to Stephan's proxy soliciting material for complete information about the proposed merger. In the absence of contrary instructions, the proxy holder(s) will vote your shares AGAINST this proposal.

                      PROPOSAL 2:  TO ELECT SIX DIRECTORS

Please refer to Stephan's proxy soliciting material for complete information about this proposal. At the Meeting, we intend to nominate the following five persons for election as directors. In addition, in the absence of contrary instructions, the proxy holder(s) will vote your shares FOR Frank F. Ferola, Stephan's Chief Executive Officer, President and Chairman of the Board, whom the board intends to nominate for election as a Class III director. Each of our nominees has consented to being named in this proxy statement and to serve as a director if elected. None of our nominees has any arrangement or understanding with any person with respect to any future employment by Stephan or by any affiliate of Stephan. None of our nominees owns any shares of Stephan except Mr. Zucker and Mr. Hopkins, who are affiliated with entities controlled by Mr. Barone and who own 301 and 299 shares, respectively. We do not know of any material conflicts of interest that would adversely affect any of our nominees from acting in the best interest of Stephan and we believe that all of our nominees would be considered independent directors if elected.

Phillip Goldstein (Age 59) -- Mr. Goldstein has been an investment advisor since 1992; He has been a director of Brantley Capital Corporation since 2002 and of The Mexico Equity and Income Fund since 1999. (Class I)

David Pawl (Age 56) -- Mr. Pawl is a retired business executive since 2002. From 1997 until 2002, Mr. Pawl was the President of GE Quartz, Inc. (a division of GE Specialty Materials), a subsidiary of General Electric Company ("GE"). Mr. Pawl was made an Officer of GE in conjunction with being named President of GE Quartz in 1997. GE Quartz manufactures materials sold into the semiconductor equipment, fiber optics and lighting markets. In this role, Mr. Pawl was responsible for all sales, marketing and distribution operations of the business. The business employed approximately 1,000 people while reaching $275 million of annual revenues at its peak in 2000. GE Quartz had four manufacturing facilities during Mr. Pawl's tenure, including three in Ohio and one in Germany. Prior to his role with GE Quartz, Mr. Pawl held numerous operational roles with GE beginning in 1976, including General Manager of Distribution Services for GE Lighting and General Manager of Global Sourcing for GE Lighting. Mr. Pawl holds a Bachelor of Science in Business Administration from State University of New York in Albany. (Class I)

Bradley Zucker (Age 31) -- Mr. Zucker is currently a Vice President and The Chief Financial Officer for all Ancora entities (including Ancora Capital, Inc., Ancora Securities, Inc. and Ancora Advisors, LLC). Before joining Ancora in 2002, Mr. Zucker was the Corporate Controller for International Total Services, a publicly traded international provider of aviation and commercial security services. His responsibilities included managing accounting and finance matters, including various SEC filings. Mr. Zucker was promoted to this position after serving simultaneously as both the Company's International Controller and Acquisition Controller. Prior to joining International Total Services in 1999 Mr. Zucker worked in Ernst & Young, LLC's auditing practice in Cleveland. Mr. Zucker graduated from Emory University with a degree in Accounting. He also holds a Masters in Business Administration from Case Western Reserve University and is a Certified Public Accountant (CPA). (Class
II)

Brian Hopkins (Age 28) -- Mr. Hopkins is currently a Vice President and Principal with Ancora Advisors, LLC ("Ancora"), a money management firm based in Cleveland, Ohio. Ancora invests in public equities and fixed income securities for its clients through multiple vehicles, including mutual funds, managed accounts and a private investment partnership. Mr. Hopkins focuses on due diligence of Ancora's new investments and monitoring of active investments. Mr. Hopkins is also the Co-Portfolio Manager of Merlin Partners, L.P., a long/short private investment partnership managed by Ancora. Prior to joining Ancora in 2003, Mr. Hopkins was an Investment Associate with Primus Venture Partners in Cleveland, where he focused on due diligence of potential private equity investments and the monitoring of portfolio investments. Before joining Primus in 2001, Mr. Hopkins worked in the Investment Banking Division of Deutsche Banc Alex. Brown as an Associate in London after completing the Financial Analyst program in Baltimore. Mr. Hopkins graduated with honors from Georgetown University with a degree in Finance and additional concentration in Economics. (Class II)

Chad Arfons (Age 33) - Mr. Arfons is currently an attorney at the Cleveland, Ohio office of the law firm of Roetzel & Andress, LPA since 2003. Mr. Arfons focuses his practice on corporate and business services, with an emphasis in banking and finance. Mr. Arfons regularly represents financial institutions and borrowers in secured debt, bond and securitized loan financing and represents investors and syndicates in private placement transactions. From 2001 to 2003, Mr. Arfons served as General Counsel and Operating Manager to Standard Jig Boring Inc., a closely-held manufacturer of precision components for the aerospace, defense and power-generation industries, in which capacities he was responsible for operational, financial and legal decision-making for the company. From 1999 to 2001 Mr. Arfons was an attorney with Roetzel & Andress in the Akron office. Mr. Arfons is a graduate of Tulane University School of Law and he also graduated with an undergraduate degree from the University of Akron. He is authorized to practice law before the courts of the State of Ohio and the United States Tax Court. (Class III)

                PROPOSAL 3: TO APPROVE THE INDEPENDENT AUDITORS

Please refer to Stephan's  proxy  soliciting  material for complete information
about  this  proposal.   In  the absence of contrary  instructions,  the  proxy
holder(s) will vote your shares FOR this proposal.

   PROPOSAL 4: NO EXTARORDINARY DISBURSEMENTS SHALL BE MADE UNTIL THE BOARD OF
                      DIRECTORS ELECTED AT THE MEETING HAS MET.

Stephan has not held an annual meeting of its stockholders since September 1, 2000, in contravention of Florida law and American Stock Exchange rules. Any extraordinary disbursements made before a board that is properly elected at the Meeting has met could be subject to a legal challenge. To reduce the possibility of costly litigation, we intend to propose that no extraordinary disbursements be made until the newly elected board of directors has met. In the absence of contrary instructions, the proxy holder(s) will vote your shares FOR this proposal.

                               THE SOLICITATION

Merlin Partners, the soliciting shareholder, is making this solicitation. Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of proxies. They will not receive any special compensation for their services. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

In addition, we have hired Phillip Goldstein, one of our nominees for director, to assist us in this solicitation for a success fee of $25,000 plus out-of-pocket expenses. Mr. Goldstein is not a shareholder of Stephan.

Initially, Merlin Partners will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation through an enhanced opportunity to exercise their franchise rights, we intend to seek reimbursement of our expenses from Stephan. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate will be $30,000 if successful and $5,000 if unsuccessful.

There is no arrangement or understanding involving us or any of our affiliates that relates to future employment by or any future transaction with Stephan or any of its affiliates.

DATED: ----------, 2004

                                  PROXY CARD

 PROXY SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF THE STEPHAN CO. BY
        MERLIN PARTNERS, L. P. FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Phillip Goldstein and Brian Hopkins and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The Stephan Co. on -----, 2004, (the "Meeting"), and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

With respect to these matters, we are soliciting a proxy to vote your shares AGAINST Proposal 1, FOR the election of our five nominees and Frank F. Ferola, Stephan's Chief Executive Officer, President and Chairman of the Board, FOR Proposal 3, and FOR Proposal 4.


(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. TO APPROVE THE PROPOSED "GOING PRIVATE" TRANACTION.

   FOR [   ]                     AGAINST [   ]                    ABSTAIN [   ]


2. ELECTION OF SIX DIRECTORS

[ ] FOR PHILLIP GOLDSTEIN                      [ ] WITHHOLD AUTHORITY

[ ] FOR DAVID PAWL                             [ ] WITHHOLD AUTHORITY

[ ] FOR BRADLEY ZUCKER                         [ ] WITHHOLD AUTHORITY

[ ] FOR BRIAN HOPKINS                         [ ] WITHHOLD AUTHORITY

[ ] FOR CHAD ARFONS                            [ ] WITHHOLD AUTHORITY

[ ] FOR FRANK F. FEROLA                        [ ] WITHHOLD AUTHORITY


3. TO APPROVE THE INDEPENDENT AUDITORS.

   FOR [   ]                     AGAINST [   ]                    ABSTAIN [   ]




4: NO EXTRAORDINARY  DISBURSEMENTS  SHALL  BE MADE UNTIL THE BOARD OF DIRECTORS
   ELECTED AT THE MEETING HAS MET.


   FOR [   ]                     AGAINST [   ]                    ABSTAIN [   ]


PLEASE SIGN AND DATE BELOW. YOUR SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AGAINST PROPOSAL 1, FOR THE ELECTION OF THE NOMINEES NAMED ABOVE IN PROPOSAL 2 AND FOR PROPOSALS 3 AND 4. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED ------ ------, 2004 OF MERLIN PARTNERS L.P. AND REVOKES ANY PROXY PREVIOUSLY EXECUTED. (IMPORTANT - PLEASE BE SURE TO ENTER DATE.)




SIGNATURE (S)_________________________________   Dated: _______________